MEASUREMENT SPECIALTIES, INC.
September 30, 1996

EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                      For the six months ended September 30,
                                                                        1996                          1995
Primary net income (loss) per common share:

     Net income (loss)                                                ($372,253)                     $360,894
     Assumed interest income net of tax effect under modified
       treasury stock method (a)                                              0
                                                                      ----------                    ----------
          Net income (loss) available to common shareholder           ($372,253)                     $360,894


     Weighted average common shares outstanding                       3,531,987                     3,527,678
     Net effect of dilutive common equivalent shares based on
       the treasury stock method using average market price
       (modified treasury stock method for 1996) (a)                          0                       207,208
                                                                      ----------                    ----------
          Total                                                       3,531,987                     3,734,886

                                                                      ----------                    ----------
                                                                      ----------                    ----------
               Primary net income (loss) per common share                ($0.11)                        $0.10




Fully diluted net income (loss) per common share:

     Net income (loss)                                                ($372,253)                     $360,894
     Assumed interest income net of tax effect under modified
       treasury stock method (a)                                              0
                                                                      ----------                    ----------
          Net income (loss) available to common shareholder           ($372,253)                     $360,894


     Weighted average common shares outstanding                       3,531,987                     3,527,678
     Net effect of dilutive common equivalent shares based on
       the treasury stock method using period-end market price,
       if higher than average market price (modified treasury
       stock method for 1996) (a)                                             0                       212,109
                                                                      ----------                    ----------
          Total                                                       3,531,987                     3,739,787

                                                                      ----------                    ----------
                                                                      ----------                    ----------
               Fully diluted net income (loss) per common s              ($0.11)                        $0.10


(a)  Improvements of earnings per common share have not been taken into account



                                                                        For the three months ended September 30,
                                                                           1996                           1995



Primary net income (loss) per common share:

     Net income (loss)                                                    ($160,085)                    $347,363
     Assumed interest income net of tax effect under modified
       treasury stock method (a)                                                  0
                                                                          ----------                  ----------
          Net income (loss) available to common shareholder               ($160,085)                    $347,363


     Weighted average common shares outstanding                           3,531,987                    3,531,204
     Net effect of dilutive common equivalent shares based on
       the treasury stock method using average market price
       (modified treasury stock method for 1996) (a)                              0                      232,870
                                                                          ----------                  ----------
          Total                                                           3,531,987                    3,764,074

                                                                          ----------                  ----------
                                                                          ----------                  ----------
               Primary net income (loss) per common share                    ($0.05)                       $0.09




Fully diluted net income (loss) per common share:

     Net income (loss)                                                    ($160,085)                    $347,363
     Assumed interest income net of tax effect under modified
       treasury stock method (a)                                                  0
                                                                          ----------                  ----------
          Net income (loss) available to common shareholder               ($160,085)                    $347,363


     Weighted average common shares outstanding                           3,531,987                    3,531,204
     Net effect of dilutive common equivalent shares based on
       the treasury stock method using period-end market price,
       if higher than average market price (modified treasury
       stock method for 1996) (a)                                                 0                      232,870
                                                                          ----------                  ----------
          Total                                                           3,531,987                    3,764,074

                                                                          ----------                  ----------
                                                                          ----------                  ----------
               Fully diluted net income (loss) per common s                  ($0.05)                       $0.09


(a)  Improvements of earnings per common share have not been taken into account